Exhibit 10.3

EXECUTION VERSION

CONSULTING AGREEMENT

This Agreement is made and entered into as of October 9, 2015 (“Execution Date”) by and between Jagged Peak, Inc. (“Company”), having a principal place of business at Jagged Peak, Inc., 3000 Bayport Drive, Suite 250, Tampa, Florida 33607 and Daniel F. Furlong (“Consultant”) located at 5017 South Shore Crest Circle, Tampa, Florida 33609. This Agreement shall become effective simultaneously with the Effective Time, as contemplated and defined in the Agreement and Plan of Merger by and between the Company and SP Jagged Peak LLC, a Delaware limited liability company (the “Merger Agreement”). For purposes of this Agreement, the date on which the Effective Time occurs is the “Effective Date.” In accordance with Section 10.1 below, this Agreement will automatically terminate in the event of the termination of the Merger Agreement without consummation of the merger transaction contemplated therein.

1.     Engagement of Services. Consultant shall perform the services and deliver the materials and deliverables (the “Services”) set out in Exhibit A (Project Assignment) attached to this Agreement. Consultant represents, warrants and covenants that (a) Consultant will perform the services under this Agreement in a timely, professional and workmanlike manner and that all materials and deliverables provided to Company will comply with (i) the requirements set forth in Exhibit A, (ii) the documentation and specifications for those materials and deliverables, and (iii) any samples or documents provided by Consultant to Company; and (b) Consultant shall assume sole responsibility for compliance with all applicable statutes, laws, rules, and regulations in relation to the performance of the Services and/or any personnel performing the Services, including but not limited to environmental, operational, safety measures and/or labor issues, whether or not they are imposed by governmental or regulatory authorities.

2.     Compensation; Timing. Company will pay Consultant the fees set forth in Exhibit A for the Services. Company will reimburse Consultant’s reasonably and properly incurred and documented, out-of-pocket expenses no later than thirty (30) days after Company’s receipt of Consultant’s invoice, except that reimbursement for expenses may be delayed until that time when Consultant furnishes adequate supporting documentation for the authorized expenses as Company may reasonably request.

3.     Independent Contractor Relationship. Consultant’s relationship with Company is that of an independent contractor, and nothing in this Agreement is intended to, or shall be construed to, create a partnership, agency, joint venture, employment or similar relationship. Consultant will not be entitled to any of the benefits that Company may make available to its employees, including, but not limited to, group health or life insurance, profit-sharing or retirement benefits (including but not limited to any 401(k) plans. Consultant is not authorized to make any representation, contract or commitment on behalf of Company unless specifically requested or authorized in writing to do so by a Company manager. Consultant is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of services and receipt of fees under this Agreement. Consultant is solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing services under this Agreement. No part of Consultant’s compensation will be subject to withholding by Company for the payment of any social security, federal, state or any other employee payroll taxes. Company will regularly report amounts paid to Consultant by filing Form 1099-MISC with the Internal Revenue Service as required by law.

4.     Disclosure and Assignment of Work Resulting from the Services.

4.1     “Innovations” and “Company Innovations” Definitions. In this Agreement, “Innovations” means all discoveries, designs, developments, improvements, inventions (whether or not protectable under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protectable under copyright laws), trade secrets, know-how, ideas (whether or not protectable under trade secret laws), mask works, trademarks, service marks, trade names and trade dress. “Company Innovations” means Innovations that Consultant, solely or jointly with others, creates, derives, conceives, develops, makes or reduces to practice in connection with the performance of the Services.

4.2     Disclosure and Assignment of Company Innovations. Consultant agrees to maintain adequate and current records of all Company Innovations, which records shall be and remain the property of Company. Consultant agrees to promptly disclose and describe to Company all Company Innovations. Consultant hereby does and will irrevocably assign to Company or Company’s designee all of Consultant’s rights, title and interest in and to any and all Company Innovations and all associated records. To the extent any of the rights, title and interest in and to Company Innovations cannot be assigned by Consultant to Company, Consultant hereby grants to Company an exclusive, royalty-free, transferable, irrevocable, worldwide, fully paid-up license (with rights to sublicense through multiple tiers of sublicensees) to fully use, practice and exploit those non-assignable rights, title and interest, including, but not limited to, the right to make, use, sell, offer for sale, import, have made, and have sold, the Company Innovations. To the extent any of the rights, title and interest in and to the Company Innovations can neither be assigned nor licensed by Consultant to Company, Consultant hereby irrevocably waives and agrees never to assert the non-assignable and non-licensable rights, title and interest against Company, any of Company’s successors in interest, or any of Company’s customers.

4.3     Assistance. Consultant agrees to perform, during and after the term of this Agreement, all acts that Company deems necessary or desirable to permit and assist Company, at its expense, in obtaining, perfecting and enforcing the full benefits, enjoyment, rights and title throughout the world in the Company Innovations as provided to Company under this Agreement. If Company is unable for any reason to secure Consultant’s signature to any document required to file, prosecute, register or memorialize the assignment of any rights under any Company Innovations as provided under this Agreement, Consultant hereby irrevocably designates and appoints Company and Company’s duly authorized officers and agents as Consultant’s agents and attorneys-in-fact to act for and on Consultant’s behalf and instead of Consultant to take all lawfully permitted acts to further the filing, prosecution, registration, memorialization of assignment, issuance and enforcement of rights in, to and under the Company Innovations, all with the same legal force and effect as if executed by Consultant. The foregoing is deemed a power coupled with an interest and is irrevocable.

4.4     Consultant Out-of-Scope Innovations. If Consultant incorporates or permits to be incorporated any Innovations relating in any way, at the time of conception, reduction to practice, creation, derivation, development or making of the Innovation, to Company’s business or actual or demonstrably anticipated research or development but which were conceived, reduced to practice, created, derived, developed or made by Consultant (solely or jointly) either unrelated to the Services under this Agreement or prior to the Effective Date (collectively, the “Out-of-Scope Innovations”) into any of the Company Innovations, then Consultant hereby grants to Company and Company’s designees a royalty-free, transferable, irrevocable, worldwide, fully paid-up license (with rights to sublicense through multiple tiers of sublicensees) to fully use, practice and exploit all patent, copyright, moral right, mask work, trade secret and other intellectual property rights relating to the Out-of-Scope Innovations. Notwithstanding the foregoing, Consultant agrees that Consultant shall not incorporate, or permit to be incorporated, any Innovations conceived, reduced to practice, created, derived, developed or made by others or any Out-of-Scope Innovations into any Company Innovations without Company’s prior written consent.

5.     Confidentiality.

5.1     Definition of Confidential Information. “Confidential Information” means (a) any technical and non-technical information related to Company’s business and current, future and proposed products and services of Company, including for example and without limitation, Company Innovations, Company Property (as defined in Section 6 (Ownership and Return of Confidential Information and Company Property)), and Company’s information concerning know-how, show-how, research, development, design details and specifications, financial information, intellectual property, pricing structures, business plans, procurement requirements, engineering and manufacturing information, customer lists, creditor lists, debtor lists, business forecasts, sales information, marketing plans and business plans, in each case whether or not marked as “confidential” or “proprietary” and (b) any information that Company has received from others that may be made known to Consultant and that Company is obligated to treat as confidential or proprietary, whether or not marked as “confidential” or “proprietary.”

5.2     Nondisclosure and Nonuse Obligations. Except as permitted in this Section, Consultant will not (i) use any Confidential Information or (ii) disseminate or in any way disclose the Confidential Information to any person, firm, business or governmental agency or department. Consultant may use the Confidential Information solely to perform the Services for the benefit of Company. Consultant shall treat all Confidential Information with the same degree of care as Consultant accords to Consultant’s own confidential information, but in no case shall Consultant use less than reasonable care. If Consultant is not an individual, Consultant shall disclose Confidential Information only to those of Consultant’s employees who have a need to know the information as necessary for Consultant to perform this Agreement. Consultant certifies that each of its employees will have agreed, either as a condition of employment or in order to obtain the Confidential Information, to be bound by terms and conditions at least as protective as those terms and conditions applicable to Consultant under this Agreement. Consultant shall immediately give notice to Company of any unauthorized use or disclosure of the Confidential Information. Consultant shall assist Company in remedying any the unauthorized use or disclosure of the Confidential Information. Consultant agrees not to communicate any information to Company in violation of the proprietary rights of any third party.

5.3     Exclusions from Nondisclosure and Nonuse Obligations. Consultant’s obligations under Section 5.2 do not apply to any Confidential Information that Consultant can demonstrate (a) was in the public domain at or subsequent to the time the Confidential Information was communicated to Consultant by Company through no fault of Consultant; (b) was rightfully in Consultant’s possession free of any obligation of confidence at or subsequent to the time the Confidential Information was communicated to Consultant by Company; or (c) was independently developed by employees of Consultant without use of, or reference to, any Confidential Information communicated to Consultant by Company. A disclosure of any Confidential Information by Consultant (a) in response to a valid order by a court or other governmental body or applicable stock exchange or (b) as otherwise required by law will not be considered to be a breach of this Agreement or a waiver of confidentiality for other purposes; provided, however, that Consultant provides prompt prior written notice thereof to Company to enable Company to seek a protective order or otherwise prevent the disclosure.

6.     Ownership and Return of Confidential Information and Company Property. All Confidential Information and any materials and items (including, without limitation, software, equipment, tools, artwork, documents, drawings, papers, diskettes, tapes, models, apparatus, sketches, designs and lists) that Company furnishes to Consultant by Company, whether delivered to Consultant by Company or made by Consultant in the performance of services under this Agreement and whether or not they contain or disclose Confidential Information (collectively, the “Company Property”), are the sole and exclusive property of Company or Company’s suppliers or customers. Consultant agrees to keep all Company Property at Consultant’s premises unless otherwise permitted in writing by Company. Within five (5) days after any request by Company, Consultant shall destroy or deliver to Company, at Company’s option, (a) all Company Property and (b) all materials and items in Consultant’s possession or control that contain or disclose any Confidential Information. Consultant will provide Company a written certification of Consultant’s compliance with Consultant’s obligations under this Section.

7.     Indemnification. Consultant will indemnify and hold harmless Company from and against any and all third party claims, suits, actions, demands and proceedings against Company and all losses, costs and liabilities related thereto arising out of or related to (i) an allegation that any item, material and other deliverable delivered by Consultant under this Agreement infringes any intellectual property rights or publicity rights of a third party or (ii) any negligence by Consultant or any other act or omission of Consultant, including without limitation any breach of this Agreement by Consultant.

8.     Observance of Company Rules. At all times while on Company’s premises, Consultant will observe Company’s rules and regulations with respect to conduct, health, safety and protection of persons and property.

9.     No Conflict of Interest. During the term of this Agreement, Consultant will not accept work, enter into a contract or accept an obligation inconsistent or incompatible with Consultant’s obligations, or the scope of services to be rendered for Company, under this Agreement. Consultant warrants that, to the best of Consultant’s knowledge, there is no other existing contract or duty on Consultant’s part that conflicts with or is inconsistent with this Agreement. Consultant agrees to indemnify and hold harmless Company from any and all losses and liabilities incurred or suffered by Company by reason of the alleged breach by Consultant of any services agreement between Consultant and any third party.

10.     Term and Termination.

10.1     Term. This Agreement is binding as of the Execution Date, becomes effective as of the Effective Date set forth above, and will terminate on the date that is the eighteen (18) month anniversary of the Effective Date, unless terminated earlier as set forth below. Notwithstanding the prior sentence, this Agreement will automatically terminate immediately in the event of the termination of the Merger Agreement without consummation of the merger transaction contemplated therein.

10.2     Termination by Company. The Company may terminate this Agreement only for “Cause” as defined below, with termination effective ten (10) days after Company’s delivery to Consultant of written notice of termination. “Cause” means the occurrence or existence of any of the following with respect to Consultant, as determined in good faith by the Board of Directors after providing Consultant with written notice stating in reasonable detail the basis for termination and an opportunity to be heard by the Board: (i) Consultant’s conviction of a felony or any other crime involving dishonesty, disloyalty or fraud or serious or persistent misconduct, whether or not in connection with or referable to Consultant’s service to the Company; (ii) Consultant’s indictment for any lesser crime or offense committed (whether or not in connection with or referable to Consultant’s services with the Company), except where such offence, in the reasonable opinion of the Board, does not affect his ability to assist the Company; (iii) any act of embezzlement or intentional fraud involving the Company; (iv) any act of willful misappropriation involving funds or property of the Company; (v) Consultant putting himself in a position of a serious conflict of interest and failing to inform the Company, or acting against the interests of the Company; or (vi) any material breach by Consultant of any obligation under the Restrictive Covenants Agreement between Consultant and the Company, or of any obligation under this Agreement, including failure or refusal to substantially perform his duties after a written demand for substantial performance has been delivered to him by the Board, which demand specifically identifies the manner in which the Board believes he has not substantially performed his duties (provided, however, that the Company shall provide Consultant written notice of any failure or breach described in this clause (vi) of this paragraph, and Consultant shall have sixty (60) days from the date of such notice to cure such failure or breach, provided, further, that the Company shall not be required to provide such notice and opportunity to cure more than one (1) time during any six (6) month period with respect to the same or similar actions or omissions by Consultant. “Disability” means a physical or mental illness which substantially impairs Consultant’s ability to perform his essential duties under this Agreement. In the event of the temporary Disability of Consultant (of sixty (60) days or less), performance of the services described in Exhibit A shall be excused.

10.3     Termination by Consultant. The Consultant may terminate this Agreement without cause at any time, with termination effective fifteen (15) days after Consultant’s delivery to Company of written notice of termination. Consultant also may terminate this Agreement immediately for a material breach by Company if Company’s material breach of any provision of this Agreement is not cured within ten (10) days after the date of Consultant’s written notice of breach.

10.4     Effect of Expiration or Termination. Upon expiration or termination of this Agreement, Company shall pay Consultant for services properly performed under this Agreement as set forth in Exhibit A. The definitions contained in this Agreement and the rights and obligations contained in this Section and Sections 4 (Disclosure and Assignment of Work Resulting from Project Assignments), 5 (Confidentiality), 6 (Ownership and Return of Confidential Information and Company Property), 7 (Indemnification), 11 Noninterference with Business) and 12 (General Provisions) will survive any termination or expiration of this Agreement.

11.     Noninterference with Business. During this Agreement, and for a period of two (2) years immediately following the termination or expiration of this Agreement, Consultant agrees not to solicit or induce any employee or independent contractor involved in the performance of this Agreement to terminate or breach an employment, contractual or other relationship with Company.

12.     General Provisions.

12.1     Successors and Assigns. Consultant shall not assign its rights or delegate any performance under this Agreement without the prior written consent of Company. For the avoidance of doubt, Consultant may not subcontract performance of any services under this Agreement to any other contractor or consultant without Company’s prior written consent. All assignments of rights by Consultant are prohibited under this paragraph, whether they are voluntary or involuntary, by merger, consolidation, dissolution, operation of law, or any other manner. For purposes of this paragraph, (i) a “change of control” is deemed an assignment of rights; and (ii) “merger” refers to any merger in which Consultant participates, regardless of whether it is the surviving or disappearing entity. Any purported assignment of rights or delegation of performance in violation of this paragraph is void. This Agreement will be for the benefit of Company’s successors and assigns, and will be binding on Consultant’s permitted assignees.

12.2     Injunctive Relief. The Consultant and Company each acknowledge and agree that Consultant’s obligations under this Agreement are of a unique character that gives them particular value; Consultant’s breach of any of these obligations will cause irreparable and continuing damage to Company for which money damages are insufficient, and Company is entitled to injunctive relief, a decree for specific performance, and all other relief as may be proper (including money damages if appropriate), without the need to post a bond.

12.3     Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows, with notice deemed given as indicated: (a) by personal delivery, when actually delivered; (b) by overnight courier, upon written verification of receipt; (c) by facsimile transmission, upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth above or to such other address as either party may provide in writing.

12.4     Governing Law; Forum. The laws of the United States of America and the State of Florida govern all matters arising out of or relating to this Agreement without giving effect to any conflict of law principles. Each of the parties irrevocably consents to the exclusive personal jurisdiction of the federal and state courts located in Hillsborough County, Florida, as applicable, for any matter arising out of or relating to this Agreement, except that in actions seeking to enforce any order or any judgment of the federal or state courts located in Hillsborough County, Florida, such personal jurisdiction will be non-exclusive. Additionally, notwithstanding anything in the foregoing to the contrary, a claim for equitable relief arising out of or related to this Agreement may be brought in any court of competent jurisdiction. If a proceeding is commenced to resolve any dispute that arises between the parties with respect to the matters covered by this Agreement, the prevailing party in that proceeding is entitled to receive its reasonable attorneys’ fees, expert witness fees and out-of-pocket costs, in addition to any other relief to which that prevailing party may be entitled.

12.5     Severability. If a court of law holds any provision of this Agreement to be illegal, invalid or unenforceable, (a) that provision shall be deemed amended to achieve an economic effect that is as near as possible to that provided by the original provision and (b) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected.

12.6     Waiver; Modification. If Company waives any term, provision or Consultant’s breach of this Agreement, such waiver shall not be effective unless it is in writing and signed by Company. No waiver by a party of a breach of this Agreement shall constitute a waiver of any other or subsequent breach by Consultant. This Agreement may be modified only by mutual written agreement of authorized representatives of the parties.

12.7     Entire Agreement. This Agreement constitutes the final and exclusive agreement between the parties relating to this subject matter and supersedes all agreements, whether prior or contemporaneous, written or oral, concerning such subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“Company” Jagged Peak, Inc. By: /s/ Paul Demirdjian Paul Demirdjian, Chief Executive Officer	“Consultant” DANIEL R. FURLONG /s/ Daniel R. Furlong Daniel R. Furlong

Exhibit A

SERVICES AND FEES

Services and Deliverables to be Provided

Post-transaction management support and transition assistance with regard to Company operations, conditioned and commencing upon the Effective Date. Consultant will be expected to render up to eight (8) days of service per month for the duration of the term.

Payment of Fees. Fee will be a fixed payment of US$23,333 per month, for eighteen (18) consecutive months, commencing upon the Effective Date. If either party terminates this Consulting Agreement pursuant to Section 10, fees will be paid pro rata based on days elapsed to the date of termination after the Effective Date.

Expenses. Company will reimburse Consultant for the following expenses incurred in connection with the Services upon receipt of proper documentation of those expenses from Consultant:

All reasonable, ordinary and necessary out of pocket expenses (including, but not limited to, automobile and other business travel and customer entertainment expenses) incurred by him in connection with his services hereunder in accordance with Company policy for executive level personnel.